FOURTH AMENDMENT

          FOURTH AMENDMENT, dated as of January 21, 1994 (this "Amendment"), to
                                                                ---------
the Second Amended and Restated Credit Agreement, dated as of December 31, 1992 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                        ------
Agreement"), among Petroleum Heat and Power Co., Inc., a Minnesota corporation
- ---------
(the "Company"), Maxwhale Corp., a Minnesota corporation ("Maxwhale"), the
      -------                                              --------
several banks and financial institutions from time to time parties thereto (collectively, the "Banks") and Chemical Bank (as successor by merger to
                    -----
Manufacturers Hanover Trust Company), a New York banking corporation, as agent for such Banks (in such capacity, the "Agent").
                                       -----


                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company, the Banks and the Agent are parties to the Credit Agreement;

          WHEREAS, the Company has requested that the Agent and the Banks amend the terms of the Credit Agreement in order to (a) permit the conversion of approximately $43,000,000 of existing Subordinated Debt into senior Indebtedness and (b) conform the provisions of subsection 12.10 of the Credit Agreement to the analogous provisions contained in the instruments and documents evidencing the Subordinated Debt of the Company;

          WHEREAS, the Agent and the Banks are willing to amend such terms of the Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1.  Defined Terms.  Unless otherwise defined herein, terms defined in
              -------------
the Credit Agreement are used herein as therein defined.

          2.  Amendment of Subsection 1.1.  Subsection 1.1 of the Credit
              ---------------------------
Agreement hereby is amended by (a) deleting the definitions of the terms "Acquisition L/C Commitment" and "Cash Flow Covenant Amount" in their entirety from said subsection 1.1 of the Credit Agreement and (b) inserting in said subsection 1.1, in proper alphabetical order, each of the following new definitions:

          ""Acquisition L/C Commitment" shall mean $0."
            --------------------------

          ""Asset Disposition" means any sale, lease, transfer or other
            -----------------
     disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of
                                       -----------
     its Subsidiaries (including any disposition by means of merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a wholly-owned Subsidiary, (ii) a disposition of property or assets at fair market value in the ordinary course of business or (iii) a disposition of obsolete assets in the ordinary course of business."

          ""Capital Stock" of any person means any and all shares, interests,
            -------------
     rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity."

          ""Cash Flow Covenant Amount" shall mean, at any date, the amount equal
            -------------------------
     to (a) the amount which is equal to 20% of the face amount of each Acquisition Letter of Credit which was issued pursuant to Section 5 more than 12 months prior to the date of calculation (regardless of whether such Acquisition Letter of Credit is then outstanding) plus (b) the amount set
                                                       ----
     forth below opposite the period during which such date occurs:

                    Period              Amount
                    ------              ------

                Prior to 12/31/94     $25,000,000
                12/31/94 - 03/30/95    27,500,000
                03/31/95 - 03/30/96    30,000,000
                03/31/96 and thereafter35,000,000"

          ""Consolidated EBITDA Coverage Ratio" as of any date of determination
            ----------------------------------
     means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such period of four consecutive fiscal quarters; provided, however, that:
                                                      --------  -------

               (1) if the Company or any Subsidiary has incurred any indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been incurred on the first day of such period, (B) the discharge of any other indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, and (C) the interest income realized by the Company and its Subsidiaries on the proceeds of such indebtedness, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the Treasury Rate from the date such proceeds were received through such date of determination;

               (2) if since the beginning of such period the Company or any Subsidiary will have made any Asset Disposition, EBITDA for such period will be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale); and

               (3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) will have made an Investment in any Subsidiary (or any person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of the assets of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma, effect thereto (including the incurrence of any indebtedness) as if such Investment or acquisition occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith the pro forma calculations will be determined in good faith by a Responsible Officer of the Company; provided, however, that such Responsible Officer shall assume
                  --------  -------
     (i) the historical sales and gross profit margins associated with such assets for any consecutive 12-month period ended prior to the date of purchase (provided that the first month of such period will be no more that
               --------
     18 months prior to such date of purchase), less estimated post-acquisition loss of customers (not to be less than 3%) and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period."

          ""Consolidated Interest Expense" means, for any period, the total
            -----------------------------
     interest expense of the Company and its Subsidiaries, determined on a consolidated basis, including (i) interest expense attributable to Financing Leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any guarantee of indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries held by persons other than the Company or a wholly-owned Subsidiary, (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan to pay interest or fees to any person (other than the Company) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Company (but excluding interest expense associated with the accretion or principal on a non-interest bearing or other discount security) and (x) to the extent not already included in Consolidated Interest Expense, the interest expense attributable to Indebtedness of another person that is guaranteed by the Company or any of its Subsidiaries, less interest income (exclusive of deferred financing fees) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP."

          ""EBITDA" for any period means the Consolidated Net Income for such
            ------
     period (but without giving effect to adjustments, accruals, deductions of entries resulting from purchases accounting, extraordinary losses or gains and any gains or losses from any Asset Dispositions), plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash expenses."

          ""Hedging Obligations" of any person means the obligations of such
            -------------------
     person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protest such person against changes in interest rates or foreign exchange rates."

          ""Investment" in any person means any loan or advance to, any
            ----------
     guarantee of, any acquisition of any Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person; provided, however, that advances to customers
                                 --------  -------
     and suppliers in the ordinary course of business shall be deemed not to be "Investments"."

          ""Preferred Stock" as applied to the Capital Stock of any corporation,
            ---------------
     means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation; provided, however, that Preferred Stock will not include the Company's
     --------  -------
     Class B Common Stock."

          ""Treasury Rate" as of any date of determination means the yield to
            -------------
     maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent

     Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to such date of determination (or, if such Statistical Release is no longer published, any publicly source of similar market date)) of one year."

          3.  Amendment of Subsection 12.1.  Subsection 12.1 of the Credit
              ----------------------------
Agreement hereby is amended by:

(a)  deleting the word "and" from the end of clause (i) thereof; and

(b) inserting immediately before the period at the end of said subsection 12.1 the following:

          "and; (k) unsecured Indebtedness not to exceed $43,000,000 in aggregate principal amount at any one time outstanding in respect of the conversion of a like amount of Subordinated Debt which is listed on Schedule III of this Agreement into senior Indebtedness".

          4.  Amendment of Subsection 12.10.  Subsection 12.10 of the Credit
              -----------------------------
Agreement hereby is amended by deleting said subsection 12.10 in its entirety and by substituting therefor the following:

               "12.10  Limitation on Funded Debt.  Incur, create, assume,
                       -------------------------
     guarantee or otherwise become liable ("Incur") for any additional
                                            -----
     Funded Debt unless such additional Funded Debt constitutes Subordinated Debt and, after giving effect thereto, the Consolidated EBITDA Coverage Ratio as of the date of the most recent financial statements delivered pursuant to subsection 11.1(a) or (b) on or prior to the date on which such Funded Debt is to be Incurred exceeds the ratio set forth opposite such period during which such date occurs:

                  Period               Ratio
                  ------               -----

               Prior to 12/31/95      2.0 to 1.0
               1/1/96 - 12/31/96      2.1 to 1.0
               1/1/97 - 12/31/97      2.2 to 1.0
               1/1/98 - 12/31/98      2.3 to 1.0
               1/1/99 - 12/31/99      2.4 to 1.0
               1/1/2000 and thereafter       2.5 to 1.0

     Notwithstanding the foregoing provisions of this subsection 12.10, the Company may incur, create, assume, guarantee or otherwise become liable for additional Funded Debt to the extent that such additional Funded Debt is incurred to refund, extend or renew up to an equal amount of outstanding Funded Debt; provided that if any Funded Debt is incurred for the purpose
                  --------
     of refunding, extending or renewing any Indebtedness which is:

               (i) subordinate to the obligations hereunder, then such new Funded Debt must also be subordinated to the obligations hereunder to at least the same extent as was the Indebtedness which is being refunded, extended or renewed, as the case may be, thereby; or

               (ii) of equal rank with the obligations hereunder, then such Funded Debt may not be senior to the obligations hereunder."

          5.  Amendment of Section 12.  Section 12 of the Credit Agreement
              -----------------------
hereby is amended by inserting therein the following new subsection 12.13:

               "12.13  Limitation on Negative Pledge Clauses.  Enter into
                       -------------------------------------
     with any Person any agreement, other than this Agreement, which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Agent and the Banks upon any of its accounts receivable or inventory, whether now owned or hereafter acquired."

          6.  Amendment of Subsection 15.1.  Subsection 15.1 of the Credit
              ----------------------------
Agreement hereby is amended by inserting in clause (a) of the proviso thereto, immediately following the phrase "or amend, modify or waive any provision of" and immediately before the phrase "this subsection 15.1", the phrase "subsection
12.10 or".

          7.  Covenant.  (a)  The Company hereby agrees that, in the event that
              --------
the Maxwhale L/C Expiry Date has not occurred on or prior to March 15, 1994 or any Maxwhale L/C Reimbursement Obligations or Term Loans are outstanding while Indebtedness of the type contemplated by subsection 12.1(k) is outstanding, the Company shall, and shall cause each of its Subsidiaries to, take such action as may be necessary or otherwise reasonably requested by the Agent in order to cause the Agent to possess, on or prior to April 1, 1994, a first priority, perfected security interest in all accounts receivable and material inventory of the Company and its Subsidiaries as collateral security for the Obligations (as defined in the Security Documents). Such security interests shall be granted and perfected pursuant to documentation which is in form and substance satisfactory to the Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) the failure to provide such first priority, perfected security interest shall constitute an Event of Default for purposes of Section 13 of the Credit Agreement and (ii) each Bank hereby instructs the Agent to release the security interests (without any further consent of or notice to any Bank or any other Person) granted pursuant to this clause (a) promptly upon the request of the Company at any time following the date upon which the Maxwhale L/C Expiry Date has occurred, no Maxwhale L/C Reimbursement Obligations are outstanding, no Term Loans are outstanding and the Agent has no knowledge that a Default or Event of Default has occurred and is continuing. Except as provided in the immediately preceding sentence, no release of all or any material portion of the collateral security granted hereby shall be effective unless consented to, in writing, by all Banks. The Company agrees to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the actions contemplated by this clauses

(a), including, without limitation, the reasonable fees and disbursements of counsel to the Agent, filing fees and other charges.

          (b) The Company hereby further agrees that, during such time as amounts are outstanding under the promissory notes made by Maxwhale Corp. which are supported by the Maxwhale Letter of Credit, the Company shall apply all of the net proceeds of equity offerings and Indebtedness for borrowed money (other than any such Indebtedness owing in respect of the Credit Agreement) received by it and its Subsidiaries to repay such promissory notes promptly upon receipt thereof. The Company hereby further agrees that the Term Loan Commitments of the Banks shall be reduced simultaneously with each such payment on account of such promissory notes by the amount of such payment.

          8.  Security Interest.  (a)  As security for the prompt and complete
              -----------------
payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined in the Security Agreements), the Company and each of its Subsidiaries which is party to a Security Agreement hereby grants to the Agent, for the ratable benefit of the Banks, a security interest in all Accounts (as defined in the Uniform Commercial Code as in effect in the State of New York) and all proceeds thereof now owned or at any time hereafter acquired by the Borrower or such Subsidiary, as the case may be, or in which it now has or at any time in the future may acquire any right, title or interest. Notwithstanding anything to the contrary contained herein or in the Loan Documents, no release of all or any material portion of the collateral security granted hereby shall be effective unless consented to, in writing, by all Banks. The Company and each of its Subsidiaries which is party to a Security Agreement hereby agrees that, if any Default under subsection 12.8 of the Credit Agreement or any Event of Default under any other provision of the Credit Agreement shall occur, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Amendment and in the Security Documents, all rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New York.

          (b) The Company and each of its Subsidiaries which is party to a Security Agreement hereby agrees that, within ten business days following the occurrence of any Default under subsection 12.8 of the Credit Agreement or any Event of Default under any other provision of the Credit Agreement, it will take such action as the Agent reasonably may request in order to amend the Security Agreement to reflect the security interests granted pursuant to clause (a) above and to evidence the perfection thereof, including, without limitation, the delivery to the Agent of (i) amendments to the Security Agreements which further evidence the grant of security interests effected by clause (a) above, (ii) Uniform Commercial Code financing statements in form suitable for filing in each of the relevant filing offices and (iii) an opinion of counsel to the Company and each of such Subsidiaries with respect to the perfection of such security interests. All costs and expenses incurred by the Agent in connection with the grant, perfection and maintenance of such security interests shall be for the account of the Company and all instruments, documents and agreements relating to such grant, perfection and maintenance shall be in form and substance reasonably satisfactory to the Agent.

          (c) Pursuant to Section 9-402 of the Uniform Commercial Code as in effect in each of the State of New York, the Company and each of its Subsidiaries which is party to a Security Agreement hereby authorizes the Agent to file financing statements with respect to the security interests granted pursuant to clause (a) above without the signature of the Company or any such Subsidiary in such form and in such filing offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under said clause (a). A carbon, photographic or other reproduction of this Amendment shall be sufficient as a financing statement for filing in any jurisdiction.
The Agent hereby agrees that it will not file any such financing statement unless a Default under subsection 12.8 of the Credit Agreement or an Event of Default under any other provision of the Credit Agreement has occurred.

          (d) The Company hereby agrees that it shall, and shall cause each of its Subsidiaries which is party to a Security Agreement to, execute and deliver to the Agent, within ten days following the Effective Date, properly completed and executed Uniform Commercial Code financing statements for filing in each jurisdiction necessary to perfect the security interests granted to the Agent pursuant to clause (a) above. The Agent hereby agrees that it shall not file such financing statements until such time as a Default under subsection 12.8 of the Credit Agreement or an Event of Default under any other provision of the Credit Agreement has occurred.

          9.  Representations and Warranties.  The Company hereby confirms,
              ------------------------------
reaffirms and restates the representations and warranties set forth in Section 9 of the Credit Agreement, provided that each reference to the Credit Agreement
                         --------
therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Company represents and warrants that no Default or Event of Default has occurred and is continuing.

          10.  Effectiveness.  This Amendment shall become effective (the date
               -------------
of such effectiveness, the "Effective Date") upon satisfaction of the following
                            --------------
conditions:

          (a)  Counterparts.  The Agent shall have received counterparts hereof,
               ------------
     duly executed and delivered by each of the Company, Maxwhale, the Agent and each Bank and duly consented to by each of Guarantors under (and as defined in) the Subsidiary Guarantee;

          (b)  Amendment Fee.  The Agent shall have received an amendment fee,
               -------------
     for the ratable accounts of the Banks which have executed and delivered this Amendment on or prior to January 21, 1994, in an aggregate amount equal to $275,000; and

          (c)  Amendment of other Obligations.  The instruments and agreements
               ------------------------------
     relating to all Indebtedness for borrowed money (whether or not subordinated to the obligations under the Credit Agreement) of the Company and to each issue of Cumulative Redeemable Preferred Stock of the Company shall have been amended to contain a financial covenant relating to Funded

     Debt which is no more restrictive than that to be contained in subsection
     12.10 of the Credit Agreement (after giving effect to this Amendment).

          11.  Continuing Effect of Credit Agreement.  This Amendment shall not
               -------------------------------------
constitute a waiver or amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company or Maxwhale that would require a waiver or consent of the Banks or the Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

          12.  Counterparts.  This Amendment may be executed by the parties
               ------------
hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          13.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the date first above written.

                                     PETROLEUM HEAT AND POWER CO., INC.


                                     By: /s/ George Leibowitz
                                        -----------------------------------
                                        Title:  Senior Vice President

                                     MAXWHALE CORP.


                                     By: /s/ George Leibowitz
                                        -----------------------------------
                                        Title:  Senior Vice President

                                     CHEMICAL BANK, as Agent and as a Bank


                                     By: /s/John T. Mast
                                        -----------------------------------
                                        Title:  Vice President

                                     NATIONAL WESTMINSTER BANK USA, as a
                                     Bank


                                     By: /s/ Stephen R. Bushel
                                        -----------------------------------
                                        Title:  Vice President

                                     FLEET BANK


                                     By:
                                        -----------------------------------
                                        Title:

                                     THE BANK OF NEW YORK


                                     By: /s/ Edward J. Moriarty
                                        -----------------------------------
                                        Title:  Vice President

                                     THE FIRST NATIONAL BANK OF BOSTON


                                     By: /s/ H. Louis Bailey
                                        -----------------------------------
                                        Title:  Director

                                     UNION TRUST COMPANY


                                     By: /s/ Matthew Riley
                                        -----------------------------------
                                        Title:  Assistant Vice President

                     ACKNOWLEDGEMENT, CONSENT AND AGREEMENT

Each of the undersigned hereby (a) acknowledges and consents to the terms of this Fourth Amendment, (b) agrees that all Security Documents to which it is a party are, and shall remain, in full force and effect, both before and after giving effect to this Fourth Amendment and (c) agrees to be bound by the provisions of Paragraph 8 of this Fourth Amendment:

ORTEP OF CONNECTICUT, INC.
PETRO, INC.
PETRO/CRYSTAL CORP.
ORTEP OF STATEN ISLAND, INC.
CBW REALTY CORP. OF NEW YORK
CBW REALTY CORP. OF CONNECTICUT
CBW REALTY CORP. OF PENNSYLVANIA
CBW REALTY CORP.
OCENNET FUEL OIL CORP.
ORTEP OF NEW JERSEY, INC.
PUBLIC FUEL SERVICES CO., INC.
MILLER FUEL OIL CO.
D.J.W. GASOLINE CO.
ORTEP OF PENNSYLVANIA, INC.

MAREX CORPORATION
A.P. WOODSON CO.
RELIANCE UTILITIES CORP.


By: /s/ George Leibowitz
   --------------------------------------------
   Title:  Senior Vice President